UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2022

Netcapital Inc.
(Exact name of registrant as specified in its charter)

Utah	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip Code)

781-925-1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.     Entry into a Material Definitive Agreement

License Agreement

On June 24, 2022, Netcapital Funding Portal Inc. (“NFP”), an indirect wholly-owned subsidiary of Netcapital Inc. (the “Company,” “we,” “us” or “our”), entered into a license agreement with Netcapital Systems, LLC pursuant to which NFP licensed the software and technology to operate our funding portal, for an annual license fee of $380,000, paid in quarterly installments.

The terms and conditions of the License Agreement are attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item2.02. Results of Operation and Financial Condition.

The Company is reporting our expectations with respect to certain of our unaudited results for the year ended April 30, 2022 based upon management estimates.

Preliminary Results for our Fiscal Year Ended April 30, 2022

Our audited consolidated financial statements for the fiscal year ended April 30, 2022, or fiscal year 2022, are not yet available. We have presented preliminary estimated ranges of certain of our financial results below for fiscal year 2022, based on information currently available to management. We have provided ranges, rather than specific amounts, for certain financial results below, primarily because our financial closing procedures for the three months and year ended April 30, 2022 are not yet complete. As a result, our actual results may vary materially from the estimated preliminary results included herein. Accordingly, you should not place undue reliance on these estimates. The preliminary financial data included herein has been prepared by, and is the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary estimated financial data below and does not express an opinion or any other form of assurance with respect thereto. See “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Special Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain financial results presented below and the financial results we will ultimately report for fiscal year 2022.

For the fiscal year 2022, we estimate that our net sales will range from $5.3 million to $5.5 million, an increase of approximately $700,000, or 14.9%, using the mid-point of the estimated net sales range when compared with net sales of $4.7 million for the fiscal year ended April 30, 2021, or fiscal year 2021. The increase in sales was driven primarily by growth in dollars invested through our funding portal and an increase in consulting fees.

For the fiscal year 2022, we estimate that our net income will range from $3.3 million to $3.5 million which includes loan forgiveness of approximately $1.9 million, an increase of 126.7%, using the mid-point of the estimated range when compared with net income of $1.5 million for fiscal year 2021.

Item 2.03      Creation of a Direct Financial Obligation or a Obligation under an Off-Balance Sheet Arrangement of a Registration

On April 18, 2022, the Company borrowed $400,000 from Vaxstar LLC as an additional advance under that certain Loan and Security Agreement dated July 24, 2014 between the Company and Vaxstar LLC. Following this advance, we owe Vaxstar LLC an aggrege of $1.4 million in principal under this loan facility. All advances under this facility accrue interest at a rate of 8% per annum and have a maturity date of April 30, 2023. In addition, all borrowings with Vaxstar LLC are secured by a continuing security interest and first lien on all of our assets.

 Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2022, the Company appointed Cecilia Lenk to the position of President to serve until her successor is appointed. Ms. Lenk currently serves as Chief Executive Officer of the Company.

On June 23, 2022, the Company entered into employment agreements with each of Cecilia Lenk, Coreen Kraysler and Jason Frishman, as further described below.

Employment Agreement with Cecilia Lenk

We entered into an employment agreement with Cecilia Lenk on June 23, 2022 pursuant to which we employ Ms. Lenk as our President and Chief Executive Officer. The term of her agreement ends on June 23, 2025. The agreement provides for an annual base salary during the term of the agreement of $96,000, which will be increased to $150,000 upon completion of a subsequent public offering of the Company and listing of our common stock on a national securities exchange. Ms. Lenk is eligible for periodic bonuses or for additional salary in addition to her base salary, as may be determined by our board of directors or the compensation committee.

The agreement also contains the following material provisions: eligible to participate in all employee fringe benefits and any pension and/or profit share plans; eligible to participate in any medical and health plans; entitled to sick leave, sick pay and disability benefits; and entitled to reimbursement for all reasonable and necessary business expenses. Ms. Lenk agreed to non-compete and non-solicit terms under her agreement.

Employment Agreement with Coreen Kraysler

We entered into an employment agreement with Coreen Kraysler on June 23, 2022 pursuant to which we employ Ms. Kraysler as our Chief Financial Officer. The term of her agreement ends on June 23, 2025. The agreement provides for an annual base salary during the term of the agreement of $96,000, which will be increased to $150,000 upon completion of a subsequent public offering of the Company and listing of our common stock on a national securities exchange. Ms. Kraysler is eligible for periodic bonuses or for additional salary in addition to her base salary, as may be determined by our board of directors or the compensation committee.

The agreement also contains the following material provisions: eligible to participate in all employee fringe benefits and any pension and/or profit share plans; eligible to participate in any medical and health plans;; entitled to sick leave, sick pay and disability benefits; and entitled to reimbursement for all reasonable and necessary business expenses. Ms. Kraysler agreed to non-compete and non-solicit terms under her agreement.

Employment Agreement with Jason Frishman

We entered into an employment agreement with Jason Frishman on June 23 2022 pursuant to which we employ Mr. Frishman as Chief Executive Officer of NFP. The term of his agreement ends on June 23, 2025. The agreement provides for an annual base salary during the term of the agreement of $96,000, which will be increased to $150,000 upon completion of a subsequent public offering of the Company and listing of our common stock on a national securities exchange. Mr. Frishman is eligible for periodic bonuses or for additional salary in addition to his base salary, as may be determined by our board of directors or the compensation committee.

The agreement also contains the following material provisions: eligible to participate in all employee fringe benefits and any pension and/or profit share plans; eligible to participate in any medical and health plans; entitled to sick leave, sick pay and disability benefits; and entitled to reimbursement for all reasonable and necessary business expenses. Mr. Frishman agreed to non-compete and non-solicit terms under his agreement.

The respective employment agreements with Cecilia Lenk, Coreen Kraysler and Jason Frishman are subject to the terms and conditions of their respective employment agreements attached hereto as Exhibits 10.2, 10.3 and 10.4 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On June 28, 2022, the Company reported our expectations with respect to certain of our unaudited results for the year ended April 30, 2022.

The information furnished pursuant to this Current Report on Form 8-K, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

On June 28, 2022, the Company posted the attached investor presentation in the investor relations section of the Company’s web site at www.netcapitalinc.com. A copy of the investor presentation is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Current Report on Form 8-K is being furnished under Item 7.01 and shall not deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	License Agreement between Netcapital Systems LLC, a Delaware limited liability company, and Netcapital Funding Portal Inc.
10.2+	Employment Agreement with Cecilia Lenk
10.3+	Employment Agreement with Coreen Kraysler
10.4+	Employment Agreement with Jason Frishman
99.1	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc.

Date: June 28, 2022	/s/ Coreen Kraysler
Coreen Kraysler
Chief Financial Officer
Principal Accounting Officer